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Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors and Stockholders
SUPERVALU INC.:

        We consent to the use of our report dated April 24, 2013, except as to the effects of the recasting of segment data referenced in Note 14, which is as of September 6, 2013, with respect to the consolidated balance sheets of SUPERVALU INC. and subsidiaries, as of February 23, 2013 and February 25, 2012, the related consolidated statements of operations, comprehensive loss, stockholders' equity, and cash flows for each of the fiscal years in the three-year period ended February 23, 2013, the related financial statement schedule for each of the fiscal years in the three-year period ended February 23, 2013, and the effectiveness of internal control over financial reporting as of February 23, 2013, incorporated herein by reference to the Form 8-K of SUPERVALU INC. and subsidiaries dated September 6, 2013, and to the reference to our firm under the heading "Experts" in the Registration Statement.

/s/ KPMG LLP

Minneapolis, Minnesota
October 28, 2013

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  Exhibit 23.1
Consent of Independent Registered Public Accounting Firm